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                                                                     EXHIBIT 5.1

                                        March 21, 1997



PerSeptive Biosystems, Inc.
500 Old Connecticut Path
Framingham, MA   01701

     Re:  Registration Statement on Form S-8
          Relating to the 1997 Non-Qualified Stock Option
          Plan of PerSeptive Biosystems, Inc.,
          as amended (hereinafter the "Plan")

Ladies and Gentlemen:

     Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by PerSeptive Biosystems, Inc. (the "Company") on March 21, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 200,000 shares of Common Stock, $.01 par value per share, of the Company issuable pursuant to the Plan (the "Shares").

     We have examined such documents, certificates, records and matters of law that we have deemed necessary or appropriate for the purpose of this opinion.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,



                                    TESTA, HURWITZ & THIBEAULT, LLP